Exhibit 99.1

VIRIDIAN THERAPEUTICS APPOINTS KRISTIAN HUMER AS CHIEF

FINANCIAL OFFICER AND CHIEF BUSINESS OFFICER

BOULDER, Colo., July 26, 2021 (GLOBE NEWSWIRE) — Viridian Therapeutics, Inc. (Nasdaq: VRDN), a biopharmaceutical company advancing new treatments for patients suffering from serious diseases but underserved by today’s therapies, today announced the appointment of Kristian Humer as its new Chief Financial Officer and Chief Business Officer.

“Kristian brings extensive global finance experience as our new CFO and CBO. His appointment builds upon the tremendously talented team of executives we’ve already assembled in recent months, as we advance our pipeline of investigational therapies to address serious diseases with significant unmet medical needs,” commented Jonathan Violin, Ph.D., President and Chief Executive Officer of Viridian.

“I am excited to join the Viridian team as we position the Company to rapidly advance our pipeline, beginning with our Thyroid Eye Disease programs targeting IGF1-R. I look forward to supporting the growth and evolution of the company as we advance our mission of creating novel medicines for patients’ unmet needs,” said Humer.

Mr. Humer spent 20 years on Wall Street, including 14 years as a life science-focused investment banker. He brings significant experience in capital raising, mergers and acquisitions, and partnering to Viridian. Most recently, he served as Managing Director of Banking, Capital Markets & Advisory for the Global Healthcare team at Citigroup, Inc. In this role he helped lead the firm’s investment banking advisory engagements for small- and mid-sized biopharma and select large cap pharmaceutical companies. He previously served in a number of roles at Citigroup Inc. as part of their Global Healthcare team. Prior to joining Citigroup Inc., Mr. Humer served as Vice President of the Investment Banking Division for the Global Healthcare team at Lehman Brothers, Inc.. Mr. Humer started his career serving positions of increasing responsibility in the investment banking and private banking divisions of UBS AG and Merrill Lynch (a Bank of America company). He received an MBA from the Fuqua School of Business at Duke University, and a B.A. (Hons) in Accounting & Economics from the University of Reading, United Kingdom.

Notice of Issuance of Inducement Grant

Pursuant to his employment agreement, Mr. Humer will be awarded an option to purchase 360,000 shares of the Company’s common stock (the “Inducement Grant”). The Inducement Grant will be issued outside of the Company’s Amended and Restated 2016 Equity Incentive Plan (the “Plan”) but will remain subject to the terms and conditions of such Plan. The Inducement Grant will be granted as an inducement material to such individual’s entrance into employment with Viridian in accordance with Nasdaq Listing Rule 5635(c)(4). A majority of the independent directors serving on the Company’s Board of Directors approved Inducement Grant.

The Inducement Grant will have an exercise price equal to the closing price of Viridian’s common stock on July 26, 2021, the date of grant. The Inducement Grant will vest over a four-year period, with 25% of the shares vesting on the one-year anniversary of the date of grant, and thereafter the remainder of the shares vest in 36 equal monthly installments, subject to Mr. Humer’s continued employment through the applicable vesting dates.

About Viridian Therapeutics

Viridian Therapeutics is a biotechnology company advancing new treatments for patients suffering from serious diseases but underserved by today’s therapies. Viridian’s most advanced program, VRDN-001, is an anti-IGF-1R monoclonal antibody in development for TED, a debilitating auto-immune disease that causes inflammation and fibrosis within the orbit of the eye which can cause double vision, pain, and potential blindness. Patients with severe disease often require multiple remedial surgeries to the orbit, eye muscles, and eyelids. Viridian is based in Boulder, Colorado, and Waltham, Massachusetts. Learn more about Viridian and its programs at https://www.viridiantherapeutics.com/.

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Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or other similar terms or expressions that concern the Company’s expectations, strategies, plans and intentions. Forward-looking statements include, without limitation, statements regarding the Company’s expectations and guidance regarding its business plans and objectives for its product candidates and pipeline. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to: uncertainty and potential delays related to clinical drug development; the duration and impact of regulatory delays in our clinical programs; manufacturing risks; competition from other therapies or products; other matters that could affect the sufficiency of existing cash, cash equivalents and short-term investments to fund operations; the company’s future operating results and financial performance; the timing of pre-clinical and clinical trial activities and reporting results from same; the effects from the COVID-19 pandemic on the company’s research, development and business activities and operating results; and those risks set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 26, 2021 and other subsequent disclosure documents filed with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

Viridian Contacts:

Investors:

Dan Ferry

LifeSci Advisors

617-430-7576

IR@viridiantherapeutics.com

Media:

Darby Pearson

Verge Scientific Communications

703-587-0831

PR@viridiantherapeutics.com